INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 33-13133 on Form N-1A under the Securities Act of 1933, of the North Carolina Tax Free Bond Fund, a series of Albemarle Investment Trust, of our report dated October 3, 2003, which is incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Other Services" in such Registration Statement.

DELOITTE & TOUCHE LLP

Philadelphia, PA
December 31, 2003